 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 31, 2012

SENTIO HEALTHCARE PROPERTIES, INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

189 South Orange Ave, Suite 1700

Orland, FL 32801

(Address of principal executive offices)

407- 999-7679

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

The information in this Report set forth under Items 2.01 and 2.03 is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Joint Venture to Acquire Leah Bay Portfolio

General

On August 31, 2012, through wholly-owned subsidiaries, we acquired an 80% interest in a joint venture entity that will own a portfolio of four assisted living facilities located in Illinois and Texas. The four facilities, Amber Glen of Urbana, IL, Mill Creek of Springfield, IL, Sugar Creek of Normal, IL and Hudson Creek of Bryan, TX (collectively, the “Leah Bay Portfolio”), have a total of 264 beds in 152 units, all of which are dedicated to memory care. Erwin Family Properties I, LLC (“EFP”), an unaffiliated company that owned an interest in the four facilities prior to the acquisition, will be our joint venture partner in the $49.0 million transaction. Prior to the completion of this transaction, the remaining interests in the Leah Bay Portfolio properties were owned by four entities unaffiliated with us, Urbana Care Group LLC, Springfield Care Group LLC, Normal Care Group LLC, and Bryan Care Group LLC. EFP specializes in the acquisition, development and management of senior housing communities, focused on memory care. Based in Vancouver, Washington, EFP owns, operates or has under development 40 senior living facilities in the United States and Canada.

Joint Venture Parties and Structure

Parties. Through two wholly-owned subsidiaries, Sentio Leah Bay, LLC and Sentio Leah Bay TRS, LLC, we invested approximately $13.4 million to acquire 80% of the respective equity interests in Sentio Leah Bay Portfolio, LLC (“Landlord LLC”) and Sentio Leah Bay TRS Portfolio, LLC (“Tenant LLC”) (collectively, we refer to the Landlord LLC and the Tenant LLC as the “Leah Bay Joint Venture”). Landlord LLC, through its wholly-owned subsidiaries, indirectly owns 100% of the Leah Bay Portfolio. Tenant LLC owns 100% of the operating companies that operate the Leah Bay Portfolio licensed community residential care facilities. EFP holds the remaining 20% equity interests in Landlord LLC and Tenant LLC. As a result of the structure described above, we hold an 80% indirect equity interest in the Leah Bay Joint Venture and EFP holds a 20% equity interest.

Management. Sentio Leah Bay, LLC and Sentio Leah Bay TRS, LLC are the managing members of Landlord LLC and Tenant LLC, respectively. Through these subsidiaries we generally have sole and exclusive authority to manage and implement the policies, operations and affairs of the Leah Bay Joint Venture, except that certain major decisions require the approval of all members. Such major decisions include, among others, (i) the sale, refinance or other disposition of Leah Bay Portfolio property, (ii) prepaying, refinancing or modifying the terms of loan obligations, (iii) mergers and consolidations involving the Leah Bay Joint Venture, and (iv) entering into or terminating the management agreements for the Leah Bay Portfolio properties, except if EFP or an affiliate is the manager terminated or replaced.

Property Management. Subsidiaries of Tenant LLC shall initially enter into a management agreement with a property manager affiliated with EFP for the management of the Leah Bay Portfolio licensed community residential care facilities. In the event that the initial property manager, or any other affiliate of EFP is removed or otherwise ceases to serve as the property manager for Leah Bay Portfolio, the engagement of a replacement property manager shall be at the sole discretion of the managing member.

Leah Bay Portfolio

Each Leah Bay Portfolio property is an approximately 32,600 square foot facility with 38 units accommodating 66 beds. The properties are designed for the care of Alzheimer residents and provide for double occupancy in most rooms as a part of an Alzheimer- focused care program. The individual markets for each property are fairly comparable and share several similar and favorable characteristics. Each is located in the county seat for the respective county, and accordingly, each city or town contains a major state university and /or large state government entity, and supports education, healthcare, and government as the primary employment sources. The locations are also within larger metropolitan statistical areas, the demographics of which indicate increasing, positive growth for the senior (65+) population.

EFP, our joint venture partner, is a privately owned and operated management and development company based in Vancouver, Washington. Over the last 25 years, EFP has managed, consulted and owned over 50 senior housing facilities. Jerry Erwin, founder of EFP, has developed, owned and managed nursing homes, retirement facilities, assisted living and Alzheimer's special care centers for over 35 years. EFP has pioneered a dementia care program called “Meaningful Moments” that involves a variety of therapeutic techniques and focuses on pairing residents with other compatible resident “companions” in semi-private units.

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of targeted net rental income, quality of operator, location, demographics, existing and planned competitive properties and price per square foot and analyzed how the property compares to comparable properties in its market.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF REGISTRANT.

We acquired our interest in the Leah Bay Joint Venture subject to existing indebtedness encumbering the Leah Bay Portfolio. On August 31, 2012, four wholly-owned subsidiaries of the Landlord LLC entered into Assumption and Release Agreements with Fannie Mae for loans in the aggregate amount of approximately $32.9 million secured by the Leah Bay Portfolio. The loans mature on June 1, 2019 at which time all principal and accrued, unpaid interest are due. The loans bear interest at rates ranging from 6.11% to 6.40% with a weighted average rate of 6.28%. Payments on the loans are due monthly and consist of accrued interest plus principal amortization payments based upon a 30-year amortization schedule.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired. Audited financial statements for the Leah Bay Portfolio will be filed by amendment to this Form 8-K no later than November 16, 2012.

(b)	Pro forma financial information. Unaudited pro forma financial information will be filed by amendment to this Form 8-K no later than November 16, 2012.

(d)	Exhibits.

10.1	Limited Liability Company Agreement of Sentio Leah Bay Portfolio, LLC, a Delaware limited liability company, by and between Sentio Leah Bay, LLC, a Delaware limited liability company, as a member and Erwin Family Properties I, LLC, a Washington limited liability company, as a member, dated August 31, 2012.

10.2	Limited Liability Company Agreement of Sentio Leah Bay TRS Portfolio, LLC, a Delaware limited liability company, by and between Sentio Leah Bay TRS, LLC, a Delaware limited liability company, as a member and Erwin Family Properties I, LLC, a Washington limited liability company, as a member, dated August 31, 2012.

10.3	Assumption and Release Agreement dated August 31, 2012 by and among Urbana Care Group, LLC, Craig Spaulding, Amber Glenn Landlord, LLC and Jerry Erwin Associates, Inc., with Schedule disclosing other essentially similar Assumption and Release Agreements.

10.4	Subordination, Assignment and Security Agreement August 31, 2012 by and between Amber Glenn Landlord, LLC, Fannie Mae, Amber Glenn TRS, LLC and Jerry Erwin Associates, Inc., with Schedule disclosing other essentially similar Subordination, Assignment and Security Agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIO HEALTHCARE PROPERTIES, INC.

Dated: September 6, 2012	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer

SENTIO HEALTHCARE PROPERTIES, INC.

SCHEDULE OF ASSUMPTION AND RELEASE AGREEMENTS

Assumption and Release Agreements dated August 31, 2012 by and among Urbana Care Group, LLC, Craig Spaulding, Amber Glenn Landlord, LLC, Jerry Erwin, Sentio Healthcare Properties, Inc. and Fannie Mae.

Assumption and Release Agreements dated August 31, 2012 by and among Normal Care Group, LLC, Craig Spaulding, Sugar Creek Landlord, LLC and Jerry Erwin, Sentio Healthcare Properties, Inc. and Fannie Mae.

Assumption and Release Agreements dated August 31, 2012 by and among Springfield Care Group, LLC, Craig Spaulding, Mill Creek Landlord, LLC and Jerry Erwin, Sentio Healthcare Properties, Inc. and Fannie Mae.

Assumption and Release Agreements dated August 31, 2012 by and among Bryan Care Group, LLC, Craig Spaulding, Hudson Creek Landlord, LLC and Jerry Erwin, Sentio Healthcare Properties, Inc. and Fannie Mae.

SENTIO HEALTHCARE PROPERTIES, INC.

SCHEDULE OF SUBORDINATION, ASSIGNMENT AND SECURITY AGREEMENTS

Subordination, Assignment and Security Agreement By and Between Amber Glen Landlord, LLC, Fannie Mae, Amber Glenn TRS, LLC and Jerry Erwin Associates, Inc., dated August 31, 2012

Subordination, Assignment and Security Agreement By and Between Sugar Creek Landlord, LLC, Fannie Mae, Sugar Creek TRS, LLC and Jerry Erwin Associates, Inc., dated August 31, 2012

Subordination, Assignment and Security Agreement By and Between Mill Creek Landlord, LLC, Fannie Mae, Mill Creek TRS, LLC and Jerry Erwin Associates, Inc., dated August 31, 2012

Subordination, Assignment and Security Agreement By and Between Hudson Creek Landlord, LLC, Fannie Mae, Hudson Creek TRS, LLC and Jerry Erwin Associates, Inc., dated August 31, 2012